Exhibit 5

        [LETTERHEAD OF HELLER, EHRMAN, WHITE & MCAULIFFE APPEARS HERE]



	                      		November 12, 1997

	                                                 						11410-0000
Datron Systems Incorporated
304 Enterprise Street
Escondido, California 92029

	             	 Registration Statement on Form S-8
	   	              Employee Stock Purchase Plan
		              -----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Datron Systems Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") that the Company proposes to file with the Securities and Exchange Commission on or about November 13, 1997 for the purpose of registering under the Securities Act of 1933, as amended, 200,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share, issuable under the Company's Employee Stock Purchase Plan
(the "Plan").

    	In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuiness of all signatures, the legal capacity of natural persons and the authenticity and the conformity to the originals of all records, documents and instruments submitted to us as copies.

    	We have based our opinion upon our review of the following records, documents and instruments:

	    (a) The Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of November 12, 1997 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

    	(b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

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     (c)  A Certificate of Good Standing respecting the Company from the
          Delaware Secretary of State dated November 12, 1997;

	    (d) A Certificate of the Company's transfer agent as to the number of issued and outstanding shares of the Company's Common Stock dated as of November 12, 1997;

	    (e)  The Registration Statement;

	    (f)  The Plan; and

     (g) A certificate of the Chief Financial Officer and Vice President of the Company as to certain factual matters relevant for the purposes of this opinion.

     	This opinion is limited to the Delaware General Corporation Law. We disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

	     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the shares are offered and sold, (ii) the full consideration stated in the Plan is paid for each Share, (iii) the per share Purchase Price determined pursuant to the Plan is at least equal to the par value of each Share, and (iv) all applicable securities laws are complied with, it is our opinion that, when issued and sold by the Company, and after payment therefor in the manner provided in the Plan, the Shares will be validly issued, fully paid and nonassessable.

	     This opinion is rendered to you in connection with the issuance of the
Shares and is solely for your benefit.  This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent.  We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

     	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Heller, Ehrman, White & McAuliffe